EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Peapack-Gladstone Financial Corporation of our report dated March 12, 2021, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation for the year ended December 31, 2020.

/s/ Crowe LLP

Livingston, New Jersey
July 1, 2021